UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 29, 2007

Ryder System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 29, 2007, Ms. Vicki A. O'Meara elected to leave her position as President, U.S. Supply Chain Solutions for Ryder System, Inc. (the "Company"). Tom Jones, Senior Vice President and General Manager, U.S. Supply Chain Solutions, will assume Ms. O'Meara's responsibilities on an interim basis. A copy of the press release announcing Ms. O'Meara's departure is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(e) On November 29, 2007, the Company entered into a Severance Agreement and Release ("Severance and Release") with Ms. O'Meara pursuant to which she will receive severance payments and benefits that are materially consistent with those described in that certain Severance Agreement dated as of June 18, 1997 previously entered into by Ms. O'Meara and the Company. A form of the Severance Agreement was previously filed with the Securities and Exchange Commission and is described in detail in the Company's 2007 Proxy Statement. In addition, the Severance and Release provides for payment of the following additional amounts which were approved by the Company's Compensation Committee: (i) a pro-rata bonus under the Company's 2007 annual cash incentive awards, the exact amount to be calculated in accordance with the terms of the awards, payable in February 2008 and (ii) approximately $360,000 which represents amounts earned but not yet vested under the 2004-2006 plan cycle of the Company's cash long-term incentive plan described in our 2007 Proxy Statement, payable in July 2008. The Severance and Release also includes a general release of all legal claims, and noncompete, nonsolicitation, nondisparagement and confidentiality provisions.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1: Press Release dated November 30, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

November 30, 2007	By:	/s/ Robert D. Fatovic

Name: Robert D. Fatovic
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 30, 2007.